UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2019
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LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33072	20-3562868

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11951 Freedom Drive, Reston, Virginia	20190

(Address of Principal Executive Offices)	(Zip Code)
Registrants’ telephone number, including area code: (571) 526-6000
N/A
 (Former names or former addresses if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01     Regulation FD Disclosure.
On February 21, 2019, the Company entered into an accelerated share repurchase agreement with a financial institution to repurchase $200 million of the Company’s common stock. Approximately 80% of the shares to be repurchased under the transaction will be received by the Company in February 2019. This agreement was entered into pursuant to the Company’s previously announced share repurchase authorization.

The press release relating to the accelerated share repurchase agreement is furnished as an exhibit to this Form 8‑K.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release of Leidos Holdings, Inc. dated February 21, 2019

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.
Dated: February 21, 2019	By:	/s/ Raymond L. Veldman
Raymond L. Veldman
Senior Vice President and Deputy General Counsel